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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) October 6, 1995





                                   PAGES, Inc.

                         Commission File Number 0-107475

    Incorporated - Delaware             IRS Identification Number 34-1297143



              801 94th Avenue North, St. Petersburg, Florida  37702


        Registrant's telephone number, including area code (813) 578-3300


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Item 5.  Other Events




As previously reported, during February, 1995, John Minnick d/b/a Minnick Capital Management filed a class action suit in the United States District Court, Middle District of Florida, Tampa Division on behalf of all persons who sold Company Common Stock between 11:49 a.m., January 9, 1995 and January 16, 1995, against the Company and corporate officers S. Robert Davis, Richard A. Stimmel and Charles A. Davis, alleging that those defendants violated Section 10(b) of the Exchange Act and Rule 10b-5 thereunder by selectively disclosing only adverse information while in possession of material non-public positive information about the Company during the period between January 9 and January 16, 1995.

All parties to the aforementioned pending class action lawsuit have agreed to settle such litigation subject to court approval. Chairman S. Robert Davis reported the Company maintains its contention that it engaged in no wrongful conduct. However, the settlement of the action avoids additional defense costs and management diversion, and allows the Company to remain focused on its 1995 operating plan. Total cost of the settlement to the Company, including defense costs, should not exceed $125,000.



                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date:  October 6, 1995                PAGES, Inc.
                                      _____________
                                      (Registrant)



                                      /s/ Richard A. Stimmel
                                      ______________________
                                      Richard A. Stimmel, President